                                                                    EXHIBIT 99.1
                                                                    ------------

                            [PROLIANCE LOGO OMITTED]

                                            FOR: PROLIANCE INTERNATIONAL, INC.

                                            Contact:
                                            Richard A. Wisot
                                            Chief Financial Officer
                                            (203) 859-3552
FOR IMMEDIATE RELEASE
---------------------                       Financial Dynamics
                                            Investors: Christine Mohrmann,
                                            Eric Boyriven, Alexandra Tramont
                                            (212) 850-5600

        PROLIANCE INTERNATIONAL, INC. REPORTS 2006 FIRST QUARTER RESULTS

NEW HAVEN, CONNECTICUT, May 15, 2006 - Proliance International, Inc. (AMEX: PLI)
today announced results for the first quarter ended March 31, 2006.

Net sales in the first quarter of 2006 were $91.3 million, compared to $48.3 million in the first quarter of 2005, up 89.1% from last year, largely driven by the Company's recent merger with the aftermarket business of Modine
Manufacturing Company, as well as organic growth in some product lines. The first quarter included $35.8 million of net sales from businesses acquired in the merger and $55.5 million of net sales by historical Proliance business units. The Company reported a loss from continuing operations and a net loss for the first quarter of 2006 of $5.1 million, or $0.33 per basic and diluted share.
In the first quarter of 2005, the Company reported net income of $2.5 million, or $0.35 per basic and diluted share, which included a loss from continuing operations of $2.3 million, or $0.32 per basic and diluted share, income from discontinued operation of $0.8 million, or $0.12 per basic and diluted share, and an extraordinary gain on the sale of the Company's Heavy Duty OEM business of $3.9 million, or $0.55 per basic and diluted share.

Charles E. Johnson, President and CEO of Proliance stated, "In the first quarter of 2006, we continued to see market softness, although demand strengthened toward the end of the quarter, as customers began preseason ordering. Our first quarter continued to be impacted by some deal-related factors, including business restructuring and integration activities, as well as higher cost inventory, which continues to work its way through our financial results.
Additionally, we continued to experience competitive pricing pressure on our heat exchange products, as well as further increases in key raw material costs, especially for aluminum and copper, which are up 20% and 50% respectively, over year ago levels, and show no signs of reversing. From a market perspective, higher fuel costs, which are expected to continue, had a negative impact on miles driven in the second half of 2005 and contributed

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PROLIANCE INTERNATIONAL, INC. REPORTS FIRST QUARTER 2006 RESULTS          PAGE 2

to the underlying market softness early in 2006. Late in the first quarter of
2006, we initiated the start of pricing actions, much of which will become effective during the second and third quarters."

Mr. Johnson continued, "We are pleased with our continued progress in integrating our recent merger and positioning the business for the future, and in the first quarter of 2006, we completed the relocation of our copper brass radiator production from the Company's Nuevo Laredo facility to our Mexico City facility. Since the merger, we have completed most of the major actions originally anticipated in the integration program, achieving our goal of accelerating most of those actions, which were expected to require 12 - 18 months, into a 6 - 9 month time frame. This had the effect of our realizing about $3 million of synergy benefits in 2005. Indeed, with the dynamic market conditions we have experienced in recent periods, we have redoubled our efforts to find opportunities for further cost reductions. In this context, as we reported at year end, we expect approximately $37 million in annual benefits from our cost reduction programs for the full year 2006, relative to our baseline, and an additional $5 - $8 million in 2007, with additional improvements possible. In addition, with the changes we see in relative costs of our raw materials, we will be acting to ensure that we provide cost effective product solutions to the marketplace. This will mean changes in our manufacturing and purchasing strategy as well as changes in product design."

Mr. Johnson continued, "Our sales increase in the first quarter came in large part from contributions of the merger, but also from growth in our domestic air conditioning products, as well as continued strength in sales of our domestic heavy duty aftermarket product line, where our new products continued to gain traction and our customer base expanded. Our domestic heat exchange business was relatively flat, reflecting increased sales volume in the quarter, offset by continued pricing pressure. As our business is, to an extent weather driven, it is too early in the year to tell if the upturn in sales volume will continue, especially given the potential impact of rising gas prices on miles driven. Our international businesses made positive contributions to our operating income for the period."

On July 22, 2005, the Company successfully completed its merger with the aftermarket business of Modine Manufacturing Company and changed its name from
Transpro, Inc. to Proliance International, Inc. The financial results discussed herein reflect the performance of Transpro until the completion of the merger and include the combined results thereafter. The Company had 15.5 million shares outstanding at the end of the first quarter of 2006, compared to 7.1 million in the prior year period, primarily as a result of the Company's issuance of 8.1 million shares of its common stock in connection with the merger.

In addition, the Company completed the sale of its Heavy Duty OEM business to
Modine Manufacturing Company on March 1, 2005. As a result, the statements of operations and related financial statement disclosures for all periods prior to the sale present the Heavy Duty OEM business as a discontinued operation.

Consolidated gross margin for the first quarter of 2006 was $20.9 million, or
22.9% of sales, versus a consolidated gross margin of $9.0 million, or 18.6% of sales, in the same period in 2005. The improvement in gross margin reflects purchasing and manufacturing cost savings initiatives executed in conjunction with the integration of the Company's recent merger. Gross margin also benefited from an increase in branch sales added as result of the merger, which are at higher margins, but are offset by

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PROLIANCE INTERNATIONAL, INC. REPORTS FIRST QUARTER 2006 RESULTS          PAGE 3

higher operating expenses. These factors were partially offset by the impact of rising raw material costs and pricing pressure on the Company's domestic heat exchange product line.

Selling, general and administrative expenses totaled $22.9 million, or 25.1% of net sales, in the 2006 first quarter, compared to $10.6 million, or 21.9% of net sales, in the same period in 2005. The increase in expenses primarily reflects the addition of the Modine aftermarket branch outlets, which represent a higher percentage of branch expenses than was the Company's pre-merger history. Higher freight costs caused by the rising price of fuel, integration costs of $0.2 million from the merger and a slight increase in costs attributable to
Sarbanes-Oxley compliance activities, also contributed to the year-over-year increase.

The Company reported an operating loss from continuing operations for the first quarter of 2006 of $2.5 million, including $0.5 million in restructuring charges, which were part of the $10 - $14 million restructuring program announced by the Company at the time of the merger. Restructuring charges included costs resulting from the relocation of copper brass radiator production from the Company's Nuevo Laredo facility to its Mexico City facility, which was completed in the first quarter of 2006. In the first quarter of 2005, the operating loss from continuing operations was $1.9 million, including $0.3 million in restructuring charges associated with the closure of two warehouse facilities in Memphis, Tennessee, which was completed in conjunction with the previously announced opening of a new distribution facility in Southaven,
Mississippi.

Mr. Johnson continued, "Our goals for 2006 include continuing to serve customers well, achieving our cost reduction and synergy projections, generating cash for the year, and continuing to explore opportunities to improve the strategic positioning of the business. Our recent purchase of the Standard Motor Products heater core assets, while small, is one such example, which will bring us additional technology and allow us to serve customers better. We will also expand our activities around the development and introduction of new products during 2006."

Mr. Johnson continued, "We expect to begin seeing the benefits of our efforts in all the described areas reflected in improving performance as we move through
2006. Looking to the second quarter and beyond, we will continue to take additional cost reduction and integration actions to fully realize the opportunities available to us. At the same time, we expect that continued
pricing pressure in our domestic heat exchange product line, high and rising raw material costs, and higher fuel and other inflationary costs will have an ongoing adverse impact on our operating environment, thereby offsetting portions of our cost savings. We have already begun to initiate pricing actions to address the material cost increases and, as noted, will be shifting the production of some products from copper brass to aluminum, wherever possible, in order to mitigate some of this impact. In addition to our direct product cost reduction efforts, we will be working to ensure that our distribution system provides value to our customers by providing cost effective services in all served areas of the market."

Mr. Johnson concluded, "As we have stated before, the first half of 2006 will be impacted by sales of pre-synergy, higher cost inventory. In addition, we will continue to run our plants at reduced production rates into the second quarter in an effort to further balance inventories, and therefore we

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PROLIANCE INTERNATIONAL, INC. REPORTS FIRST QUARTER 2006 RESULTS          PAGE 4

will not see the benefits of our lowest costs until the third quarter. We expect
2006 year-end inventories to be below reported levels at the end of 2005. We look forward to sales in excess of $400 million for the full year 2006, as well as improved underlying year-over-year margins beginning in the third quarter, as a greater percentage of our lower cost inventory works its way into the market, and the impact of our pricing actions are realized. As a result, we continue to believe that the Company will return to profitability for the full year 2006."

PROLIANCE INTERNATIONAL, INC. is a leading global manufacturer and distributor of aftermarket heat exchange and temperature control products for automotive and heavy-duty applications serving North America, Central America and Europe.

Proliance International, Inc.'s Strategic Corporate Values Are:

     o   Being An Exemplary Corporate Citizen
     o   Employing Exceptional People
     o   Dedication To World-Class Quality Standards
     o   Market Leadership Through Superior Customer Service
     o   Commitment to Exceptional Financial Performance

FORWARD-LOOKING STATEMENTS
--------------------------

Statements included in this news release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates. Such statements are based upon the current beliefs and expectations of Proliance management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan,"
"possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

In addition, the following factors relating to the merger with the Modine
Manufacturing Company aftermarket business, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1)
the risk that the businesses will not be integrated successfully; (2) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; (3) disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; (4) the transaction may involve unexpected costs; (5)
increased competition and its effect on pricing, spending, third-party relationships and revenues; (6) the risk of new and changing regulation in the
U.S. and internationally; (7) the possibility

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PROLIANCE INTERNATIONAL, INC. REPORTS FIRST QUARTER 2006 RESULTS          PAGE 5

that Proliance's historical businesses may suffer as a result of the transaction and (8) other uncertainties and risks beyond the control of Proliance.
Additional factors that could cause Proliance's results to differ materially from those described in the forward-looking statements can be found in the
Annual Report on Form 10-K of Proliance, in the Quarterly Reports on Forms 10-Q
of Proliance, and Proliance's other filings with the SEC. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

                                - TABLES FOLLOW -

                          PROLIANCE INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

                                                                THREE MONTHS
                                                               ENDED MARCH 31,
                                                           --------------------
                                                             2006        2005
                                                           --------    --------
                                                                (unaudited)

Net sales                                                  $ 91,336    $ 48,308
Cost of sales                                                70,388      39,341
                                                           --------    --------
Gross margin                                                 20,948       8,967
Selling, general and administrative expenses                 22,932      10,575
Restructuring charges                                           520         262
                                                           --------    --------
Operating loss from continuing operations                    (2,504)     (1,870)
Interest expense                                              2,253       1,457
                                                           --------    --------
Loss from continuing operations before taxes                 (4,757)     (3,327)
Income tax provision (benefit)                                  302      (1,055)
                                                           --------    --------
Loss from continuing operations                              (5,059)     (2,272)
Income from discontinued operation, net of tax                   --         848
Gain on sale of discontinued operation, net of tax               --       3,899
                                                           --------    --------
Net (loss) income                                          $ (5,059)   $  2,475
                                                           ========    ========

Shares outstanding:
              Basic and diluted                              15,256       7,107
                                                           ========    ========

Basic and diluted (loss) income per share:
              Continuing operations                        $  (0.33)   $  (0.32)
              Discontinued operation                             --        0.12
              Gain on sale of discontinued operation             --        0.55
                                                           --------    --------
              Net (loss) income                            $  (0.33)   $   0.35
                                                           ========    ========

                                  Table 1 of 3

                          PROLIANCE INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                              MARCH 31, 2006   DECEMBER 31, 2005
                                              --------------   -----------------
                                                (unaudited)

Cash and cash equivalents                          $  4,347           $  4,566
Accounts receivable, net                             60,803             58,296
Inventories, net                                    128,167            121,050
Other current assets                                  5,453              4,955
Net property, plant and equipment                    20,561             20,333
Other assets                                          7,797              8,139
                                                   --------           --------
     Total assets                                  $227,128           $217,339
                                                   ========           ========

Accounts payable                                   $ 53,160           $ 50,956
Accrued liabilities                                  28,487             29,702
Total debt                                           55,753             41,933
Other long-term liabilities                           7,393              7,499
Stockholders' equity                                 82,335             87,249
                                                   --------           --------
     Total liabilities and stockholders' equity    $227,128           $217,339
                                                   ========           ========

                                Table 2 of 3

                          PROLIANCE INTERNATIONAL, INC.
                            SUPPLEMENTAL INFORMATION
                                 (IN THOUSANDS)

                                                               THREE MONTHS
                                                              ENDED MARCH 31,
                                                           ---------------------
                                                             2006        2005
                                                               (unaudited)
SEGMENT DATA:
Net sales:
Domestic                                                   $ 72,516    $ 48,308
International                                                18,820          --
                                                           --------    --------
       Total net sales                                     $ 91,336    $ 48,308
                                                           ========    ========

Operating (loss) income from continuing operations:
Domestic                                                   $    280    $    720
Restructuring charges                                          (478)       (262)
                                                           --------    --------
    Domestic total                                             (198)        458
                                                           --------    --------
International                                                   497          --
Restructuring charges                                           (42)         --
                                                           --------    --------
    International total                                         455          --
                                                           --------    --------
Corporate expenses                                           (2,761)     (2,328)
                                                           --------    --------
       Total operating loss from continuing operations     $ (2,504)   $ (1,870)
                                                           ========    ========

CAPITAL EXPENDITURES, NET                                  $  1,431    $  2,535
-------------------------                                  ========    ========

                                  Table 3 of 3

                                       END